FIRST AMENDMENT TO CREDIT AGREEMENT

     This First Amendment to Credit Agreement ("First Amendment") is effective as of July 1, 1998 between MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation, as the Borrower, and HULS AG, a company formed under the laws of the Federal Republic of Germany ("Huls"), as the sole Lender and as Agent.

                                    Recitals

     WHEREAS, Borrower and Huls entered into a Credit Agreement dated as of July 10, 1995 (the "Credit Agreement") pursuant to which Huls agreed to extend up to US $25,000,000 of credit to Borrower on a term basis; and

     WHEREAS, Borrower and Huls desire to amend the Credit Agreement to extend the final maturity date of the US $25,000,000 term credit facility to September 30, 1998 and to change the interest rate payable by Borrower to Huls during such extension period.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions hereinafter set forth, the parties agree as follows:

     1. The definition of "Final Maturity Date" set forth in Section 1.01 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                 "Final Maturity Date" means September 30, 1998.

     2. Section 2.06(a) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          (a) Interest on the Advances. The Borrower shall pay interest on the unpaid principal amount of the Advances, if any, from the date of the Advances until such principal amount shall be paid in full, payable semiannually, at an interest rate per annum equal to 7.12%; provided, however, that as of the date occurring 45 Business Days after the Change of Control Date, the interest rate per annum shall be the Base Rate in effect for such Advances plus the Applicable Margin.

     3. Section 5.02 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          SECTION 5.02. Negative Covenants.

          (a) Accounting Changes. On and after the Change of Control Date and so long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, unless the Lenders shall otherwise consent in writing, make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as allowed by generally accepted accounting principles.

          (b) Liens, etc. On and after July 1, 1998 and so long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, unless the Lenders shall otherwise consent in writing, create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure any Debt of any Person, other than:

               (i) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property;

               (ii) liens or security interests existing on such property at the time of its acquisition (other than any such lien or security interest created in contemplation of such acquisition);

               (iii) liens for taxes, assessments and government charges or levies to the extent not required to be paid under Section 5.01(b) hereof:

               (iv) liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days;

               (v) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations;

               (vi) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; and

               (vii) liens incurred or deposits made in the ordinary course of business to secure the performance of letters of credit, bids, tenders, sales contracts, leases, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money.

     4. Unless otherwise provided herein, any term in initial capital letters or all capital letters used as a defined term but not defined in this First Amendment shall have the meaning set forth in the Credit Agreement.

     5. Except as modified herein, all terms and conditions of the Credit Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties to this First Amendment have caused it to be executed by their duly authorized representatives effective as of the day and year first above written. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

MEMC ELECTRONIC MATERIALS, INC., as Borrower

By: /s/ James M. Stolze
    _________________________________________
    Title: Executive Vice President and
           Chief Financial Officer


HULS AG, as Agent

By: /s/ Jurgen Buchsteiner    /s/ Georg Muller
    __________________________________________
    Title:


HULS AG, as the sole Lender

By: /s/ Jurgen Buchsteiner    /s/ Georg Muller
    __________________________________________
    Title: